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                                                                      Exhibit 99

FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS
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AT THE COMPANY
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Carolyn Tiffany
Chief Operating Officer
(617) 570-4614


             FIRST UNION REAL ESTATE EQUITY AND MORTGAGE INVESTMENTS
                  ANNOUNCES SALE OF LITTLE ROCK, ARKANSAS MALL

     Boston, Massachusetts-June 22, 2004-First Union Real Estate Equity and Mortgage Investments (NYSE:FUR) is pleased to announce that it sold its property located in Little Rock, Arkansas commonly referred to as Park Plaza Mall for a gross sales price of $77,500,000 to CBL & Associates Properties, Inc. (NYSE:CBL). Net proceeds from the sale after closing costs are expected to be approximately $33.5 million, subject to certain post-closing adjustments.

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     First Union Real Estate Equity and Mortgage Investments is a NYSE-listed real estate investment trust (REIT) headquartered in Boston, Massachusetts.